Exhibit 10.3

CONSOLIDATED EDISON, INC.

20     Non-qualified Stock Option Agreement

This Agreement (the “Agreement”) is entered into as of                     , 20     between Consolidated Edison, Inc. (the “Company”) and                      (the “Optionee”).

This Agreement confirms an award of a stock option (the “Option”) covering             Shares of Common Shares ($.10 par value) of the Company which has been granted to the Optionee under the Consolidated Edison, Inc. Long Term Incentive Plan (the “Plan”). This award entitles the Optionee to purchase the Shares covered by this Option at a price of $             per Share under the terms and conditions set forth in this Agreement and the Plan. The terms of this award are subject in all respects to the provisions of the Plan, which are incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

The Option has been granted for the purposes of encouraging the Optionee to acquire an ownership in the Company and as an incentive to advance the Company’s interests and to continue in the employ of the Company or its subsidiaries. This Option is not intended to comply with the requirements of Section 422 of the Code.

1. Option Period. This Option was granted on                      20     and shall remain in effect until the tenth grant anniversary date subject to either (i) earlier expiration in the event that the Optionee’s employment with the Company or its subsidiaries terminates prior to such anniversary date as provided for in Paragraph 3 of this Agreement or earlier termination of the Option in accordance with the terms of the Plan or (ii) possible later expiration as a result of the Optionee’s death within one year of such anniversary date as provided for in Paragraph 3(c) of this Agreement.

2. Purchase Rights. The Shares covered by this Option cannot be purchased until the third grant anniversary date and the purchase of any or all of the Shares must occur no later than the termination or expiration date of the Option.

3. Consequences of Termination of Employment and Death. In the event of the Optionee’s termination of employment with the Company or its subsidiaries or death prior to the tenth grant anniversary date, the Optionee’s purchase rights under this Option will be cancelled in accordance with the terms and conditions set forth below:

a) If the Optionee’s employment is terminated by the Company or its subsidiaries for cause or the Optionee terminates employment without Company consent, the purchase rights and the Option shall be cancelled as of the date of such termination. “Termination for cause” means that the termination is the result of the Company’s determination that the Optionee has acted in a manner which is inimical to the Company.

b) If the Optionee terminates employment (other than being terminated for cause): (i) on or after the Optionee’s 65th birth date; or (ii) by reason of retirement at an earlier age under a Company pension plan with the Company’s consent; or (iii) due to Disability; or (iv) otherwise with the consent of the Company, the option period shall continue until the tenth grant anniversary date.

c) In the event of the Optionee’s death while the Option is outstanding and has not otherwise expired as provided for by Paragraphs 3(a), 3(b) and 3(d) of this Agreement, the option period shall continue until the third anniversary of the Optionee’s death.

d) If the Optionee’s employment with the Company or its subsidiaries is terminated for any other reason than those described above, the option period shall continue until the earlier of ninety days from the date of such termination or the tenth grant anniversary date.

e) Regardless of the cause of termination of employment of the Optionee, the Shares covered by the Option shall not be purchasable until the third grant anniversary provided that the Option has not been cancelled as of such date.

f) If an Optionee’s whose employment with the Company or its subsidiaries is terminated other than for cause and the Optionee is subsequently reemployed by the Company or its subsidiaries, the Optionee’s Option will be restored with the same terms and conditions as originally granted as if the Optionee’s employment had not terminated.

Nothing contained in this Agreement shall confer on the Optionee any right to continue in the employ of the Company or its subsidiaries or shall limit the Company’s rights to terminate the Optionee at any time, provided, however, that nothing in this Agreement shall affect any other contractual rights existing between the Optionee and the Company or its subsidiaries.

4. Leave of Absence. If the Optionee is officially granted a leave of absence for illness, military or governmental service or other reasons by the Company or its subsidiaries, for purposes of this Option, such leave of absence shall not be treated as termination of employment.

5. Payment for Shares. From time to time, but only to the extent this Option is then exercisable, the Optionee may purchase all or a portion of the Shares covered by this Option by delivering to the Company a signed notice of the Optionee’s election to purchase a designated number of Shares. The aggregate purchase price of the Shares shall be paid in full at the time of exercise by delivery to the Company of cash, check, bank draft and/or wire transfer, or if permitted by the Committee, and in such manner as the Committee shall prescribe, by tendering, or attesting to the ownership of, Shares having a Fair Market Value equal to such aggregate purchase price. The Committee may also authorize such other form of payment as permitted under the Plan.

6. Transferability. Except as may otherwise be authorized by the Committee in accordance with the Plan, this Option shall not be transferable other than by will or the laws of descent and distribution and is exercisable during the Optionee’s lifetime only by the Optionee or by his or her guardian or legal representative.

7. Purchase for Investment. As a condition to the purchase in whole or in part of the Shares covered by this Option, each written notice of election shall include a representation and warranty in writing to the Company that the Shares purchased are being acquired for investment and not with a view to the distribution or resale thereof, unless at the time the Option is exercised, in whole or in part, there is in effect under the Securities Act of 1933 (the “1933 Act”) a registration statement relating to the Shares issuable upon exercise of this Option and available for delivery to the Optionee a prospectus meeting the requirements of Section 10(a) of the 1933 Act. No Shares shall be purchased upon the exercise of this Option unless and until any then applicable requirements of the United States Securities and Exchange Commission, any state having jurisdiction (and any other regulatory agencies having jurisdiction), and of any exchanges upon which Shares may be listed or of regulatory bodies governing trading of Shares shall have been fully complied with.

8. Tax Withholding. As a condition to delivery by the Company of certificates for Shares purchased upon exercise of all or any part of this Option, adequate provision, as determined by the Company, shall be made for any payment that may be required by law to satisfy any federal, state or local tax withholding obligations. The Committee may permit or require Shares purchased under this Option to be used to satisfy such tax withholding obligations, with such Shares valued using the Fair Market Value on the date of exercise.

9. Miscellaneous. The Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of New York, and any applicable laws of the United States of America; (c) may not be amended except in writing; and (d) shall in no way affect the Optionee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

10. Acknowledgment. Optionee acknowledges that he or she may request a copy of the Plan from the Company’s Secretary at any time.

This Agreement has been executed by the undersigned:

CONSOLIDATED EDISON, INC.

By:	By:
Name:
Title: